Exhibit 10.4
SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO EXHIBIT 10.3
     A Multifamily Deed of Trust (or Mortgage), Assignment of Rents and Security Agreement and Fixture Filing, dated June 9, 2006, was also executed and delivered by each party listed below as a borrower to Ed Stout, as trustee, for the benefit of Capmark and are substantially identical to Exhibit 10.3 except with respect to the property name and the principal amount of the Multifamily Note corresponding to each borrower listed below.

		Principal Amount of
Borrower	Property Name	Multifamily Note
Triad Senior Living I, L.P.	Waterford at Huebner, San Antonio, TX	$6,700,000
Triad Senior Living I, L.P.	Waterford at Thousand Oaks, San Antonio, TX	$7,575,000
Triad Senior Living I, L.P.	Waterford at Fort Worth, Forth Worth, TX	$4,915,000
Triad Senior Living I, L.P.	Waterford at Shreveport, Shreveport, LA	$4,340,000
Triad Senior Living I, L.P.	Waterford at Mesquite, Mesquite, TX	$6,325,000
Triad Senior Living II, L.P.	Waterford at Fairfield, Fairfield, OH	$5,020,000
Triad Senior Living II, L.P.	Waterford at Oklahoma City, Oklahoma City, OK	$6,025,000
Triad Senior Living IV, L.P.	Waterford at North Richland Hills, TX	$6,800,000
Triad Senior Living IV, L.P.	Waterford at Arapaho, Richardson, TX	$8,625,000
Triad Senior Living IV, L.P.	Waterford at Highland Colony, Ridgeland, MS	$7,790,000
Triad Senior Living IV, L.P.	Waterford at Mansfield, Mansfield, OH	$7,975,000
Triad Senior Living I, L.P.	Waterford at Ironbridge, Springfield, MO	$8,895,000
Capital Senior Living A, Inc.	Sedgwick Plaza, Wichita, KS	$6,925,000
Capital Senior Living ILM-B, Inc.	Canton Regency, Canton OH	$13,405,000